As filed with the Securities and Exchange Commission on March 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hyperfine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1569027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

351 New Whitfield Street

Guilford, Connecticut 06437

(Address, including zip code, of registrant’s principal executive offices)

Hyperfine, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Maria Sainz

President and Chief Executive Officer

Hyperfine, Inc.

351 New Whitfield Street

Guilford, Connecticut 06437

Telephone: (866) 796-6767

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 3,888,869 additional shares (the “Shares”) of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Hyperfine, Inc. (the “Registrant”), reserved under the Hyperfine, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), representing an increase of 3,888,869 shares reserved under the 2021 Plan effective January 1, 2026 by operation of the 2021 Plan’s “evergreen” provision. This registration statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (File Nos. 333-270751, 333-278186 and 333-285861) relating to an employee benefit plan are effective. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on March  22, 2023, March 22, 2024 and March  17, 2025 (File Nos. 333-270751, 333-278186 and 333-285861) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule I	Filing Date	SEC File/Reg. Number

4.1	Certificate of Incorporation of Hyperfine, Inc., as amended		Form 10-Q (Exhibit 3.1)	8/9/2024	001-39949

4.2	Amended and Restated Bylaws of Hyperfine, Inc.		Form 8-K (Exhibit 3.1)	6/12/2023	001-39949

4.3	Specimen Class A Common Stock Certificate		Form S-4/A (Exhibit 4.2)	9/29/2021	333-259148

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Grant Thornton LLP	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereof)	X

99.1+	Hyperfine, Inc. 2021 Equity Incentive Plan		Form 8-K (Exhibit 10.20.1)	12/28/2021	001-39949

99.2+	Form of Stock Option Agreement under 2021 Equity Incentive Plan		Form 8-K (Exhibit 10.20.2)	12/28/2021	001-39949

99.3+	Form of Restricted Stock Unit Agreement under 2021 Equity Incentive Plan		Form 10-K (Exhibit 10.13.3)	3/17/2025	001-39949

107	Filing Fee Table	X

+	Denotes management contract or compensatory plan or arrangement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Guilford, State of Connecticut, on March 18, 2026.

HYPERFINE, INC.

By:	/s/ Maria Sainz
Maria Sainz
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Maria Sainz and Brett Hale, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Maria Sainz Maria Sainz	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2026

/s/ Brett Hale Brett Hale	Chief Administrative Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2026

/s/ Daniel J. Wolterman Daniel J. Wolterman	Chairperson	March 18, 2026

/s/ Jonathan M. Rothberg, Ph.D. Jonathan M. Rothberg, Ph.D.	Director	March 18, 2026

/s/ John Dahldorf John Dahldorf	Director	March 18, 2026

/s/ Ruth Fattori Ruth Fattori	Director	March 18, 2026

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